Exhibit 99.1

                                                              [GRAPHIC OMITTED]

NEWS BULLETIN

M.D.C. HOLDINGS, INC.                                 RICHMOND AMERICAN HOMES
                                                        HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 2, 2003
----------------------------------------------------------------------------

Contacts:      Paris G. Reece III            Rachel L. Neumann
               Chief Financial Officer       Communications Director
               (303) 804-7706                (303) 804-7729
               greece@mdch.com               rlneumann@mdch.com


                         M.D.C. HOLDINGS REPORTS RECORD
               HOME ORDERS, HOME CLOSINGS AND QUARTER-END BACKLOG; CONFERENCE CALL AND WEBCAST SCHEDULED FOR OCTOBER 9


o Quarterly orders for 2,910 homes, a 19% year-over-year increase
o Closed 3,113 homes, highest for any quarter and a 37% year-over-year increase
o Backlog of 6,277 homes with estimated sales value of $1.650 billion
o Company expects 2003 third quarter earnings to exceed highest analyst estimates

         DENVER, Thursday, October 2, 2003 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC) today announced the highest third quarter and nine-month home orders and home closings in the Company's history. The Company received orders, net of cancellations, for 2,910 and 9,940 homes, respectively, during the third quarter and first nine months of 2003. These represent increases of 19% and 25%, respectively, compared with net orders for 2,439 and 7,968 homes for the same periods in 2002. The 9,940 net home orders for the first nine months of 2003 already exceed the full year 2002 orders for 9,899 homes. Third quarter 2003 home orders particularly were strong in Nevada and Utah (up 96% and 130%, respectively), aided by year-over-year increases in the number of active subdivisions and, in Nevada, the continued strong demand for new homes. The Company also received 78 home orders in the 2003 third quarter from its new markets in Dallas/Fort Worth, Houston and Jacksonville. Similar to the 2003 second quarter, home orders were lower in Southern California, primarily due to the temporary reduction in the number of active subdivisions resulting from the sell-out of certain communities earlier than expected.

         MDC closed 3,113 homes and 7,837 homes, respectively, in the three and nine months ended September 30, 2003, representing increases of 37% and 33%, respectively, compared with 2,276 and 5,906 homes closed for the same periods in 2002. The Company ended the 2003 third quarter with a backlog of 6,277 homes with an estimated sales value of $1.650 billion,

                                   -more-

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M.D.C. HOLDINGS, INC.
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up 23% from the backlog of 5,098 homes with an estimated sales value of
$1.350 billion at September 30, 2002.

         In view of the record level of homes closed during the three months ended September 30, 2003, the Company expects earnings per share to exceed the high end of analysts' estimates for the 2003 third quarter. Analysts who cover the Company's common stock have published estimates for MDC's third quarter earnings per share ranging from $1.48 to $1.73. MDC now believes that it is positioned to close approximately 11,100 homes in 2003. Please refer to the last paragraph of this release for a discussion of factors that may impact the Company's estimate of 2003 home closings and earnings per share.

         The Company plans to release its 2003 third quarter earnings prior to the market opening on Thursday, October 9, 2003. A synchronized slide show and audio presentation will be broadcast over the Internet on Thursday, October 9, 2003, at 10:00 a.m. Eastern Daylight Time in conjunction with its conference call. The presentation can be accessed by entering MDC's website, richmondamerican.com, clicking on "Investor Relations" and selecting "M.D.C. Holdings 2003 Third Quarter Conference Call."

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, suburban Maryland, Phoenix, Tucson and Las Vegas; and among the top ten homebuilders in Northern California, Southern California and Salt Lake City. MDC also has a growing presence in Dallas/Fort Worth and has recently entered the Houston, San Antonio, Philadelphia/Delaware Valley, West Florida, Jacksonville and Chicago markets.

         Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria;

                                    -more-
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M.D.C. HOLDINGS, INC.
Page 3

(11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.

                                     -more-

                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in Thousands)


                                                        Three Months                        Nine Months
                                                    Ended September  30,                Ended September 30,
                                               -----------------------------      ------------------------------
                                                   2003             2002              2003             2002
                                               ------------     ------------      ------------     -------------
       Orders For Homes, net (units)
              Colorado......................            525              541            2,008             2,299
              California....................            440              475            1,481             1,699
              Nevada........................            704              359            2,061               977
              Arizona.......................            757              755            2,667             2,096
              Utah..........................            106               46              292                77
              Texas.........................             75                2              194                 2
              Virginia......................            218              186              926               604
              Maryland......................             82               75              308               214
              Florida.......................              3              - -                3               - -
                                               ------------     ------------      -----------      ------------
                   Total....................          2,910            2,439             9,940            7,968
                                               ============     ============      ============     ============

       Homes Closed (units)
              Colorado......................           736               790            1,970             2,105
              California....................           503               394            1,418             1,048
              Nevada........................           578               306            1,359               694
              Arizona.......................           833               550            2,067             1,434
              Utah..........................            84                39              193                64
              Texas.........................            56               - -               95               - -
              Virginia......................           241               134              509               368
              Maryland......................            70                63              214               193
              Florida.......................            12               - -               12               - -
                                               -----------      ------------      -----------      ------------
                   Total....................          3,113            2,276             7,837            5,906
                                               ============     ============      ============     ============

                                               September 30,    September 30,
                                                   2003             2002
                                               ------------     -------------
       Backlog (units)
              Colorado......................           995             1,389
              California....................           985             1,141
              Nevada........................         1,052               577
              Arizona.......................         1,676             1,287
              Utah..........................           149                54
              Texas.........................           115                 2
              Virginia......................           893               470
              Maryland......................           282               178
              Florida*......................           130               - -
                                               -----------      ------------
                   Total....................          6,277            5,098
                                               ============     ============

       Backlog Estimated Sales Value........   $  1,650,000     $  1,350,000
                                               ============     ============
       Active Subdivisions at the Beginning
         of the Month.......................            191              171
                                               ============     ============

* In September 2003, MDC acquired certain assets of Crawford Homes in Jacksonville, including 139 homes in backlog.

                                    -###-